                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                ITEL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                ITEL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------
- -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1994

To the Stockholders of Itel Corporation:

     The Annual Meeting of Stockholders of Itel Corporation will be held at 20
N. Wacker Drive, 39th Floor, Chicago, Illinois on Thursday, May 5, 1994 at 10:00 a.m., for the purpose of:

     (1) electing 10 Directors; and

     (2) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 18, 1994 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Itel Corporation, Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606, and will also be available at the meeting.

     A copy of Itel Corporation's Annual Report to Stockholders for the fiscal year ended December 31, 1993 is being mailed to all registered holders. Additional copies of the Annual Report may be obtained without charge by writing to the Secretary of Itel Corporation, Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [Sig.]

                                          James E. Knox, Secretary

Chicago, Illinois
April 1, 1994

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                              OF ITEL CORPORATION

                             TO BE HELD MAY 5, 1994

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Itel Corporation, a Delaware corporation ("Itel" or the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). Itel's corporate headquarters are located at Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606 (telephone 312-902-1515). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 1, 1994. Proxies solicited by the Board of Directors of Itel are to be voted at the Annual Meeting of Stockholders of Itel to be held on Tuesday, May 5, 1994, at 10:00 a.m., at 20 N. Wacker Drive, 39th Floor, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of Itel may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by Itel. Itel may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, Itel has retained Morrow & Co. to assist in the solicitation for a fee of $2,500 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of Itel ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to Itel (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to Itel prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on March 18, 1994 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of March 18, 1994, 33,257,317 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the affirmative vote of the majority of the shares represented at the meeting will be required for the election of Directors. As a result, shares represented at the meeting and entitled to vote for Directors, but which abstain from voting or withhold votes for Directors, will in effect be counted against the election.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below, all of whom presently serve on the Board of Directors, to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of Itel's by-laws. The current number of directors has been set by the Board at 10.

     The following table sets forth the name and age as of March 18, 1994 of each director of the Company, the year such person was first elected as a director, his position with the Company, his or her principal occupation(s) during the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                           PRESENT PRINCIPAL OCCUPATION OR
                                         EMPLOYMENT; MATERIAL POSITIONS HELD
     NAME AND AGE                               DURING PAST FIVE YEARS
                         --------------------------------------------------------------------
Bernard F. Brennan,      Director of Itel since 1988; Chairman and Chief Executive Officer
  55...................   since 1988 and President and Chief Executive Officer from 1985 to
                          1988 of Montgomery Ward & Co., a retailer; Director of ANTEC
                          Corporation.
Rod F. Dammeyer, 53....  Director and President since 1985, and Chief Executive Officer since
                          1993 of Itel; President and Chief Executive Officer since 1994 and director since 1992 of Great American Management & Investment,
                          Inc., a diversified manufacturing company; Director of Lomas
                          Financial Corporation, ANTEC Corporation, The Vigoro Corporation,
                          Q-Tel, S.A., Servicios Financieros Quadrum, S.A., Capsure Holdings
                          Corp., Jacor Communications, Inc., Revco D.S., Inc., and Santa Fe
                          Energy Resources, Inc.; and Trustee of Van Kampen Merritt's
                          closed-end mutual funds. Also see note below.
F. Philip Handy, 49....  Director of Itel since 1986; President of Winter Park Capital
                          Company, a private investment firm, since 1980; Director of Great
                          American Management and Investment, Inc., Q-Tel, S.A., Servicios
                          Financieros Quadrum, S.A., and Bibb, Inc.; Executive officer and
                          Director, prior to February 16, 1990, of Tobago Bay Trading
                          Company and, prior to January 3, 1990, of Munford Inc., both of which filed petitions under the Federal bankruptcy laws in 1990.
Harold Haynes, 71......  Director of Itel since 1981; retired since 1990; Executive Vice
                          President and Chief Financial Officer of The Boeing Company, an
                          aerospace firm, from 1975 to 1990; Director of SAFECO Corporation.
Jerome Jacobson, 72....  Director of Itel since 1985; Financial advisor and consultant since
                          1984; Individual General Partner of the investment partnership ML
                          Venture Partners II, L.P. since 1987; Director of Datawatch
                          Corporation and Easel Corporation.
Melvyn N. Klein, 52....  Director of Itel since 1985; Owner and President of JAKK Holding
                          Corporation, which is a General Partner of the investment
                          partnership GKH Partners, L.P., since 1987; Attorney and
                          counselor-at-law since 1968; Director of American Medical
                          Holdings, Inc., Santa Fe Energy Resources, Inc., Savoy Pictures
                          Entertainment, Inc. and Bayou Steel Corporation. Also see note below.
John R. Petty, 63......  Director of Itel since 1988; Chairman of Czech and Slovak American
                          Enterprise Fund, a not-for-profit private organization established and funded by the U.S. Government, since 1991; Chairman of Nippon
                          Credit Trust Company, a bank, since 1990; Private investor since
                          1988; Chairman and Chief Executive Officer of Marine Midland
                          Banks, Inc. from 1983 to 1988; Director of ANTEC Corporation.
John A. Pigott, 62.....  Director of Itel since 1987; Consultant since 1994, Vice Chairman from 1992 to 1994 and President and Chief Executive Officer from
                          1987 to 1992 of Anixter Inc., a subsidiary of Itel engaged in the distribution of wiring systems products.

                                           PRESENT PRINCIPAL OCCUPATION OR
                                         EMPLOYMENT; MATERIAL POSITIONS HELD
     NAME AND AGE                               DURING PAST FIVE YEARS
                         --------------------------------------------------------------------
Sheli Z. Rosenberg,      Director since 1990; President of the law firm Rosenberg &
  52...................  Liebentritt, P.C. and executive officer and director of Equity Group
                           Investments, Inc. and its subsidiary Equity Financial and
                           Management Company, both real estate investment firms, and Great
                           American Management and Investment, Inc., a diversified
                           manufacturing company, for more than the past five years; Director of Capsure Holdings Corp., The Vigoro Corporation, The Delta Queen
                           Steamboat Co., Revco D.S., Inc. and CFI Industries, Inc.; Trustee
                           of Equity Residential Properties Trust; Executive officer and director until October 4, 1991 of Madison Management Group, Inc.
                           which filed a petition under the Federal bankruptcy laws in
                           November 1991. Also see note below.
Samuel Zell, 52........  Director since 1984, Chairman of the Board of Directors since 1985, and Chief Executive Officer from 1985 to 1993 of Itel; Chairman of the Board for more than the past five years and President from
                           1990 to 1994 of Great American Management and Investment Inc., a
                           diversified manufacturing company, Equity Group Investments, Inc.
                           and its subsidiary Equity Financial and Management Company, both real estate investment firms; Chairman of the Board and Chief
                           Executive Officer of Capsure Holdings Corp. since 1987; Director of Jacor Communications, Inc., Manufactured Home Communities,
                           Inc., Carter Hawley Hale Stores, Inc., Revco D.S., Inc., Sealey
                           Corporation. The Vigoro Corporation, and The Delta Queen Steamboat
                           Co.; Chairman of The Trustees of Equity Residential Properties
                           Trust; Executive officer and director until October 4, 1991 of
                           Madison Management Group, Inc. which filed a petition under the
                           Federal bankruptcy laws in November 1991. Also see note below.

- ---------------
     NOTE: Itel owns 8,064,005 shares of common stock of Santa Fe Energy Resources, Inc. ("SFR"). According to a Schedule 13D filed by HC Associates, a Delaware general partnership ("HC"), on January 8, 1993 ("HC 13D"), HC owns 10,211,078 shares of common stock of SFR. The HC 13D states (a) the Zell, Chilmark Fund, L.P., ("Zell/Chilmark") has a 49.044606% partnership interest in HC, (b) the sole general partner of Zell/Chilmark is ZC Limited Partnership, an Illinois limited partnership ("ZC Limited"), (c) the sole general partner of ZC Limited is ZC Partnership, a Delaware general partnership ("ZC"), (d) ZC's partners include ZC, Inc., an Illinois corporation("ZCI"), and (e) the Samuel Zell Revocable Trust under trust agreement dated 1/17/90 is the sole shareholder of ZCI. Samuel Zell is the sole trustee and beneficiary of the Samuel Zell Revocable Trust. Rod Dammeyer, Sheli Rosenberg, Gary Hill, Senior Vice President-- Finance of Itel and James Knox, Senior Vice President, General Counsel and Secretary of Itel are general partners of COP Seniors General Partnership, an Illinois general partnership, which is a general partner of COP General Partnership, an Illinois general partnership, which is a limited partner of ZC Limited. The HC 13D further states (a) GKH Investments, L.P. has a 47.257861% partnership interest in HC and GKH Partners, L.P., as nominee for GKH Private Limited, has a 1.786745% partnership interest in HC, (b) the sole general partner of GKH Investments, L.P., a Delaware limited partnership, is GKH Partners, L.P., a Delaware limited partnership, ("GKH"), (c) the general partners of GKH include JAKK Holding Corp., a Nevada corporation ("JAKK"), and HGM Associates Limited Partnership, an Illinois limited partnership ("HGMLP"),
(d) the sole director, stockholder and principal officer of JAKK is Melvyn N. Klein, (e) the sole general partner of HGMLP is HGM Corporation, a Nevada corporation ("HGM"), and (f) all the stock of HGM is owned by a trust, the beneficiaries of which are lineal descendants of Nicholas J. Pritzker (deceased) and certain of their current and former spouses. Also see "Security Ownership of Principal Stockholders."

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Messrs. Haynes (Chairman), Jacobson and Petty, provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held four meetings in 1993.

     The Compensation Committee, currently consisting of Messrs. Brennan (Chairman) and Handy and Mrs. Rosenberg, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held three meetings in 1992.

     The Executive Committee, currently consisting of Messrs. Klein, Petty and Zell (Chairman), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee held one meeting in 1993.

     The Board of Directors held five meetings in 1993. Each of the directors, other than Mr. Zell, attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

     The Company does not have a committee to nominate candidates for election to the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                        COMPENSATION AWARDS
                                                                    ---------------------------
                                                                     --------
                       ANNUAL COMPENSATION                          RESTRICTED       SECURITIES
- -----------------------------------------------------------------     STOCK          UNDERLYING       ALL OTHER
               NAME &                         SALARY      BONUS       AWARDS          OPTIONS        COMPENSATION
         PRINCIPAL POSITION           YEAR     ($)         ($)         ($)              (#)              ($)
- ------------------------------------  -----  --------    --------   ----------       ----------      ------------
Rod Dammeyer........................   1993  685,750(1)   675,000                                        99,324(6)
  President & Chief                    1992   655,000     491,250                      200,000           97,911
  Executive Officer                    1991   630,000     470,000                      300,000(5)

Samuel Zell.........................   1993   350,000     262,500                                        53,042(6)
  Chairman                             1992   655,000     491,250                      100,000           53,020
                                       1991   630,000     470,000                      350,000(5)

Gary Hill...........................   1993   248,000     185,000                                        30,024(6)
  Sr. V.P.-Finance                     1992   240,000     150,000     120,000(4)        50,000           30,548
                                       1991   230,000     170,000                       74,000(5)

James Knox..........................   1993   309,000                                                    78,924(6)
  Sr. V.P. Gen.                        1992   325,000     200,000     225,000(4)        50,000           58,608
  Counsel & Sec.                       1991   315,000     285,000                      135,000(5)

William Wolfe(2)....................   1993  182,125(2)     8,225                                         3,540(6)
  V.P.-Taxes                           1992   141,000      65,000      75,000(4)                         81,425
                                       1991   130,000      68,000                       10,000

John McNicholas.....................   1993   132,000      50,000                                        13,856(6)
  V.P.-Controller                      1992   124,000      46,500     215,500(3)(4)                      13,055
                                       1991   114,000      34,000
- -----------------------------------------------------------------------------------------------------------------

- ---------------
1. Salary shown for 1993 includes $10,750 paid by ANTEC Corporation, which is 53% owned by the Company, for services as a director of ANTEC.

2. Mr. Wolfe's employment terminated on February 28, 1993. Salary shown for 1993 includes $158,625 in severance payments made to Mr. Wolfe for the remainder of 1993.

3. Includes $148,000 for value of 8,000 shares of Common Stock on date of grant, September 1, 1992, which shares vest in their entirety on December 31, 1994 and had a value of $224,000 on December 31, 1993. Subject to forfeiture for nonvesting, Mr. McNicholas would be entitled to any dividend declared on the Company's stock.

4. Except as indicated in Note 3 above, this amount is not for stock of the Company or any subsidiary. It represents stock in a corporation ("RSC") owned entirely by certain employees or former employees to which the Company made a net contribution of approximately $1.5 million in connection with a 1992 railcar leasing and financing transaction. The stock of RSC will not vest until the end of the 12 year transaction. While unvested the stock cannot be transferred, is subject to forfeiture for failure to provide specified services, and cannot be the subject of any distributions. Messrs. Knox, Hill, McNicholas and Wolfe received shares representing 15%, 8%, 4.5%, and 5%, respectively, of RSC. These percentages have been applied to the net contribution made by the Company and its subsidiary to determine the amounts of $225,000, $120,000, $67,500 and $75,000 included in the above table for
   Messrs. Knox, Hill, McNicholas and Wolfe, respectively. It is estimated by the Company that at December 31, 1993, the RSC stock of Messrs. Knox, Hill, McNicholas and Wolfe had a value of approximately $384,000, $205,000, $115,000, and $128,000, respectively.

5. The 1991 option grants include special options with escalating exercise prices for 200,000, 150,000, 75,000 and 30,000 shares purchased by Messrs. Zell, Dammeyer, Knox and Hill for $200,000, $150,000, $75,000 and $30,000,
   respectively.

6. Includes contributions to Employees Capital Accumulation Plan and unfunded accruals covering contributions which were not made because of limitations imposed by Internal Revenue Code of $46,650, $20,360, $15,920, $7,140 and $3,540 on behalf of Messrs. Dammeyer, Knox, Hill, McNicholas and Wolfe, respectively. Includes premiums (less amounts reimbursed by insured) paid by the Company on split-dollar life insurance policies which will be awarded to the insured upon their retirement or earlier in certain circumstances of $53,042, $52,674, $27,400, $14,104 and $6,716 on behalf of Messrs. Zell,
   Dammeyer, Knox, Hill and McNicholas, respectively. Includes $31,164 for the portion of the interest contingently accrued during 1993 on contingent severance compensation provided for Mr. Knox due to the use of an annual rate of interest above 6.96%, but does not include any payments to which Messrs. Knox, Hill, McNicholas and Wolfe may be entitled under the severance arrangements described under heading "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                                  NUMBER OF
                                                                 SECURITIES              VALUE OF
                                                                 UNDERLYING            UNEXERCISED
                                                                 UNEXERCISED           IN-THE-MONEY
                                                                 OPTIONS AT             OPTIONS AT
                                                                   FY-END(#)             FY-END($)
                                  SHARES          VALUE
                               ACQUIRED ON       REALIZED       EXERCISABLE/           EXERCISABLE/
           NAME                EXERCISE(#)         ($)          UNEXERCISABLE         UNEXERCISABLE
- ---------------------------    ------------     ----------    -----------------    --------------------
Rod Dammeyer...............       533,400        4,345,306       43,267/233,333       162,251/2,938,080
Samuel Zell................             0                0      526,667/183,333     5,659,167/2,537,583
Gary Hill..................       107,700        1,032,720           699/58,001           7,092/735,046
James Knox.................        52,000          835,925       153,567/78,333     1,447,067/1,055,083
John McNicholas............        18,333          104,475              0/3,334                0/58,762
William Wolfe..............        11,667          109,797              0/0                    0/0

                               PENSION PLAN TABLE

                                                ESTIMATED ANNUAL BENEFITS
REMUNERATION                                        YEARS OF SERVICE
  ON WHICH       ---------------------------------------------------------------------------------------
BENEFITS ARE
   BASED             5           10           15           20           25           30           35
- ------------     ---------    ---------    ---------    ---------    ---------    ---------    ---------
 $  400,000       $ 66,667     $133,333     $200,000     $200,000     $200,000     $200,000     $200,000
    600,000        100,000      200,000      300,000      300,000      300,000      300,000      300,000
    800,000        133,333      266,667      400,000      400,000      400,000      400,000      400,000
  1,000,000        166,667      333,333      500,000      500,000      500,000      500,000      500,000
  1,200,000        200,000      400,000      600,000      600,000      600,000      600,000      600,000
  1,400,000        233,333      466,667      700,000      700,000      700,000      700,000      700,000

     Above amounts are annual straight-line annuity amounts (which are not reduced for Social Security benefits) payable upon retirement at age 65 under the Company's funded defined benefit pension plan and an unfunded supplementary defined benefit pension plan for Messrs. Zell, Dammeyer, Knox and Hill. Mr. Zell has nine years, Messrs. Dammeyer and Hill have eight years and Mr. Knox has seven years of service. It has been agreed that Mr. Hill's period of service will be increased by two years if his position is eliminated. It has also been agreed that Mr. Knox's period of service will be similarly increased in such event or in the event of his retirement after age 60 or in certain other limited circumstances and that his service after October 1992 will accrue at 50% of the normal rate. Contingent severance compensation payable to Mr. Knox upon his retirement after age 60, or earlier in certain circumstances, is not included in the above amounts. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Remuneration for purposes of the above table is based on one-third of highest salary and bonus paid during any 36 consecutive month period within 5 years of termination of service, except in Mr. Knox's case it has been agreed that such compensation for any period after October 1992 shall be deemed to be at $600,000 per year. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 1993 will be the salary shown in the summary compensation table for 1993 and the bonus shown in that table for 1992.

     Messrs. McNicholas and Wolfe are covered by funded and unfunded defined benefit plans which together provide an annual straight life annuity benefit (not reduced for social security) payable at age 65 equal to one percent of salary and regular annual bonus during each year of service after July 31, 1984 plus one percent of such remuneration in excess of maximum social security taxable wage base for each year prior to 1989 and three-fourths of one percent (which is reduced for retirement prior to applicable social security normal retirement age) of such remuneration in excess of the employee's average maximum social security wage base for each such year after 1988. The estimated annual straight life annuity benefit payable under these plans at age 65 to Mr. Wolfe is $15,350, and to Mr. McNicholas is $66,641, assuming his continued employment with the Company until age 65 at current compensation and no change in the maximum social security wage base.

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $18,000 plus fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons. These directors are also reimbursed for any expenses they incur in attending meetings. Each non-employee director is granted each August 1 an option to purchase 5,000 shares of Common Stock for the average closing price for the ten trading days preceding the date of grant. Directors who are also employees of Itel do not receive annual retainers, meeting fees or option grants under this plan. Prior to the implementation of this plan in 1991, directors were granted warrants similar to the options granted under the plan. The Company at its discretion has purchased from time to time, and may in the future purchase, for its market value, Common Stock obtained pursuant to these warrants.

     Messrs. Brennan, Dammeyer and Petty also serve as directors of ANTEC Corporation, which is 53% owned by the Company. They like the other non-employee directors of ANTEC are paid annual retainers of

$18,000 plus fees of $1,000 for each board meeting attended, $750 for each committee meeting attended and a $2,500 annual retainer for committee chairpersons. Pursuant to the ANTEC Director Stock Option Plan, they each will be granted each January 1, commencing January 1, 1994, an option to purchase 2,500 shares of ANTEC Common Stock for the average closing price for the ten trading days preceding the date of grant.

     Mr. Pigott's compensation in 1993 as an employee of a subsidiary of the Company was approximately $345,000. As an employee, Mr. Pigott participated in the stock option and other benefit plans of that subsidiary. Upon his retirement, at the end of 1993, Mr. Pigott was entitled to a pension of approximately $220,000 a year. The subsidiary has retained Mr. Pigott as a consultant for the period 1994-96 at the rate of $100,000 a year.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company and Mr. Dammeyer have an agreement providing for the continuation of Mr. Dammeyer's employment through December 31, 1994 and a second agreement providing for the continuation of his employment through 2000 subject to earlier termination by either party on two years' notice. Both agreements provide for an annual salary of $625,000, annual incentive awards of 50% to 112.5% of salary, with a target of 75% of salary, and normal stock options grants. If Mr. Dammeyer's employment should be terminated by the Company prior to the expiration of the second agreement or should thereafter terminate for any reason, he would be vested in his pension and life insurance benefits, and his stock options would be vested and exercisable for the periods of their full terms or two years, whichever is earlier. Mr. Dammeyer is currently permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     The Company and Mr. Knox have an agreement that if his employment is terminated by the Company he will be paid compensation equal to two years at the rate of his target compensation at the time of the agreement ($495,000 per year) plus an amount equivalent to interest on that sum at a rate equal to the Company's average cost of borrowed funds, will be provided medical and life insurance benefits for this period, and will be vested in his pension and life insurance benefits, and his stock options, and will be provided an extended period for the exercise of those options. A reduction in Mr. Knox's salary in certain circumstances or his retirement after age 60 will trigger these benefits as well. The agreement recognizes that Mr. Knox is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     Mr. Hill is covered by a retention plan which provides that if his position should be eliminated, his pension and life insurance benefits will be vested, his stock options will be vested and the period for their exercise will be extended, and he will be provided medical and life insurance benefits and severance payments equal to 150% of his then salary for a period of two years. Mr. Wolfe was and Mr. McNicholas and other unnamed executive officers are covered by a similar plan which provides for severance payments of salary and targeted bonus for a period of one month for each $10,000 of base salary and 1/4 of one month for each year of service.

     A change-in-control of the Company as defined in the Company's unfunded supplementary defined benefit pension plan (generally the acquisition of more than 20% of the voting power of the Company's securities by a person not currently having such power) would vest the remainder of pensions provided by that plan for Messrs. Zell, Dammeyer, Knox and Hill. See "Pension Plan Table."

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     For 1993 the members of the Compensation Committee of the Board of Directors were Bernard Brennan, Chairman of the Committee, Sheli Rosenberg and
F. Philip Handy.

     Information about transactions between the Company and affiliates or associates of Mrs. Rosenberg is set forth below.

     In 1993, the following relationships existed: Rod Dammeyer, President of Itel, was a member of the Compensation Committee of the Board of Directors of Capsure Holdings Corp., Samuel Zell, Chairman of Itel, was a director of that company, and Sheli Rosenberg was an executive officer of that company; Mr. Dammeyer was a member of the Compensation Committee of the Board of Directors of Eagle Industries, Inc., and Mr. Zell was a director and executive officer of that company; Mr. Zell and Mrs. Rosenberg were members of the Compensation Committee of the Board of Directors of Great American Management and Investment, Inc., Mr. Dammeyer was a director of that company, and Mr. Zell and Mrs. Rosenberg were executive officers of that company; Mr. Zell was a member of the Compensation Committee of the Board of Directors of The Delta Queen Steamboat Co., and Mrs. Rosenberg was a director and executive officer of that company; and Mr. Zell and Mrs. Rosenberg also served as members of the board of directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Mrs. Rosenberg and/or Mr. Zell.

     Itel and certain of its subsidiaries rent office space under leases expiring as late as 1998 and from time to time in the past have utilized and in the future will utilize an airplane or legal services provided at market rates by affiliates or associates of Mr. Zell and Mrs. Rosenberg. Amounts incurred for these matters in 1993 were $3,293,000 for office rent and improvements, $156,000 for use of an airplane and approximately $138,000 for legal services from Rosenberg & Liebentritt, P.C. The Company and affiliates or associates of Mr. Zell and Mrs. Rosenberg share the services of a corporate relations expert, and the costs of this expert and his staff is allocated among the Company and the other users of his services based on usage. In 1993, $121,000 of these costs were allocated to the Company.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT PRESENTED BELOW AND THE PERFORMANCE GRAPH FOLLOWING SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses within the median of the range paid by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. While the Committee has from time to time reviewed the compensation practices of public companies (of all sizes and industries without limitation to the companies included in the published industry index used in the "Performance Graph"), the determination that current compensation of executive officers is consistent with this policy is subjective.

     The 1993 salary and bonus opportunity for the Chief Executive Officer were set by his employment agreement entered into in January 1992. His agreed salary was $675,000. His agreed bonus opportunity was 50% to 150% of base salary, with a target of 75%. This opportunity was split evenly by the Committee at the beginning of 1993 between the achievement of financial objectives and the achievement of qualitative goals.

     The portion of the Chief Executive Officer's bonus opportunity based on financial objectives was determined 40% by the results of Itel's largest operating company, Anixter Inc., 50% by the monetization of specified assets and 10% by the achievement of specified debt reductions. The component based on Anixter's results provided for achievement of target upon reaching budgeted operating earnings, pretax earnings and return on capital. These subcomponents were weighted equally. The component based on monetization of assets provided for achievement of target upon achieving specified sums for specified assets, with no weighting specified. The component based on debt reductions provided for achievement of target upon retiring the Company's 11% Notes.

     The remaining fifty percent of the Chief Executive Officer's bonus opportunity for 1993 was based on the achievement of specified objectives, with no weighting or quantified measure of success. These objectives related to enhancing the value of the Company's investments, improving financing sources, reducing costs, expanding and strengthening Anixter's operations, establishing ANTEC as an independent entity and developing its products and relationships.

     The Chief Executive Officer was awarded an incentive award of $675,000 for 1993. This represents 133% of his target bonus of 75% of his base salary. Half of this award was attributable to exceeding each financial objective and the other half of this award was attributable to the subjective determination of the Committee, without weighting or separate consideration of individual items, that the overall achievement of the Chief Executive Officer's qualitative goals exceeded target.

     The target annual incentive awards for 1993 for the other executive officers (other than Mr. Knox who does not participate in the incentive awards) were set at the beginning of the year at percentages of salary, ranging from 75% for the highest level officer to 25% for the lowest level, in the same manner as the other components of compensation were determined as described above. A percentage of this award, ranging from 50% at the highest level to 30% at the lowest level, was dependent on achievement of the 1993 financial objectives described above. Because each of these financial objectives was exceeded, the 1993 incentive awards exceeded or met target in the case of each officer. The amount of each award based on the achievement of these financial objectives, ranged from 50% to 27%. Mr. Wolfe's incentive award was set at target because of his mid-year departure.

     No long-term incentive awards were made in 1993 to any of the officers named in the "Summary Compensation Table" or to any other executive officer who received an award in 1992. (The only 1993 award was an option for 2,500 shares.) Option grants at twice the usual annual level were made in September 1992 to the Chief Executive Officer and other senior executive officers. The multiple year grants were made because of the intention of the Committee not to consider the optionees for further grants until 1994. At the time of such grants, the targets for annual grants (without consideration of previous grants) were determined for each officer by taking a percentage of salary and dividing that amount by the value per share on the date of grant. The percentages for the Chief Executive Officer and the other executive officers were set by the Committee in the same manner as other components of compensation were determined as described above. In lieu of stock options, the remaining executive officers were given shares of restricted stock believed by the Committee to have a value equal to approximately the value of the options they would otherwise be granted over a three year period. These grants were made to provide more incentive than options would provide for these officers to stay with the Company through the changes it was completing.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual bonus awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     The limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code are not expected to be applicable to any of the compensation earned in 1994. It is the policy of the Company to structure its compensation in a manner which will avoid such limitations on deductibility to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

Bernard F. Brennan, Chairman
Sheli Z. Rosenberg
F. Philip Handy

                               PERFORMANCE GRAPHS

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a published industry index as required by the rules of the Securities and Exchange Commission. A similar graph has been provided for the years since 1984 to reflect the time current management has been in place. No adjustments have been made to this information to reflect the restructuring and repositioning the Company has experienced during this period and is going through at this time.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

      MEASUREMENT PERIOD                                          S&P MISCEL-
    (FISCAL YEAR COVERED)          ITEL CORP       S & P 500        LANEOUS
1988                                    100.00          100.00          100.00
1989                                    119.73          131.69          138.36
1990                                     52.38          127.60          135.24
1991                                    102.72          166.47          170.61
1992                                    124.49          179.15          190.75
1993                                    152.38          197.21          219.53

                COMPARISON OF NINE YEAR CUMULATIVE TOTAL RETURN*

      MEASUREMENT PERIOD                                           S&P MIS-
    (FISCAL YEAR COVERED)          ITEL CORP        S&P 500       CELLANEOUS
1984                                    100.00          100.00          100.00
1985                                    165.71          131.73          126.67
1986                                    254.76          156.32          150.72
1987                                    335.71          164.52          152.27
1988                                    350.00          191.85          164.84
1989                                    419.05          252.64          195.91
1990                                    183.33          244.76          182.79
1991                                    359.51          319.37          240.62
1992                                    435.70          343.70          267.45
1993                                    533.29          376.35          311.71

* ASSUMES $100 INVESTED AT END OF FIRST YEAR AND ANY DIVIDENDS REINVESTED. COMPANIES IN THE S&P MISCELLANEOUS INDEX ARE ALLIED-SIGNAL INC.; AMERICAN GREETINGS CORP.; H&R BLOCK INC.; CORNING INC.; DELUXE CORP.; DIAL CORP.; R.R. DONNELLEY & SONS CO.; EASTMAN KODAK CO.; GENERAL SIGNAL CORP.; HARCOURT GENERAL INC.; JOHN H. HARLAND CO.; HARRIS CORP.; THE INTERPUBLIC GROUP OF COMPANIES; JOSTENS, INC.; McCAW CELLULAR COMMUNICATIONS INC.; MINNESOTA MINING & MFG. CO.; PIONEER HI-BRED INTERNATIONAL, INC.; POLAROID CORP.; SERVICE CORP. INTERNATIONAL; TRW INC.; WHITMAN CORP.

                         TIMELINESS OF CERTAIN FILINGS

     Under the rules of the Securities and Exchange Commission, the Company is required to report, based upon its review of copies of reports to the Securities and Exchange Commission about ownership of or transactions in its stock furnished to the Company and written representations of its directors and officers about such ownership and transactions, that a report required to be filed upon becoming an executive officer and a report required to be filed on a transaction in Common Stock by Kirk Brewer, Senior Vice President -- Corporate and Investor Relations, were filed late.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 18, 1994, certain information with respect to the Common Stock that may be deemed to be beneficially owned by each director of Itel, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                               STOCK
                                                              OPTIONS                     PERCENT
                                                COMMON          AND                        OF
                                                 STOCK       WARRANTS(2)     TOTAL        CLASS
                                               ---------     ---------     ----------     ----
Name of Beneficial Owner(1)
  Bernard F. Brennan.........................      5,000        20,000         25,000      *
  Rod F. Dammeyer............................     49,483       143,267        192,750      *
  F. Phillip Handy...........................     43,000(3)     40,000         83,000      *
  Harold Haynes..............................                   40,000         40,000      *
  Jerome Jacobson............................      2,000        35,000         37,000      *
  Melvyn N. Klein............................      2,500(4)     50,000         52,500      *
  John R. Petty..............................                   30,000         30,000      *
  John A. Pigott.............................      2,000                        2,000      *
  Sheli Z. Rosenberg.........................     27,641(5)      5,000(5)      32,641(5)   *
  Samuel Zell................................  8,548,036(6)                 8,548,036(6)  25.7%(7)
  James E. Knox..............................     11,122       198,567        209,689      *
  Gary M. Hill...............................        100           666            766      *
  John P. McNicholas.........................      8,000                        8,000      *
  All directors and officers as a
  group including the above-named
  persons....................................  8,704,882       563,333      9,268,215     27.4%(7)

- ---------------

* Percentage of shares beneficially owned does not exceed one percent of the class.

(1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2) The amounts shown in this column reflect shares of Common Stock subject to warrants and stock options granted to officers and directors under the 1983, 1987, 1989 and 1992 Stock Plans that are exercisable within 60 days of the date of this table.

(3) Includes 10,500 shares held in trust for Mr. Handy's minor children and of which Mr. Handy disclaims beneficial ownership.

(4) Includes 2,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

(5) Mrs. Rosenberg is a co-trustee of the trust described in "Security Ownership of Principal Stockholders" below and by reason thereof may be deemed to be the beneficial owner of 5,000 shares of Common Stock held by that trust and of the Common Stock held by the partnerships described in note (6) below of which that trust is one of two general partners. Mrs. Rosenberg disclaims any beneficial ownership of the shares of Common Stock held by such trust and its partnerships.

(6) The shares of Common Stock shown in this table are owned by partnerships of which a trust of which Mr. Zell is the trustee and beneficiary is one of two general partners or managing general partners. (See "Security Ownership of Principal Stockholders" below.) Mr. Zell disclaims beneficial ownership of all of these shares of Common Stock.

(7) All warrants and options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been converted or exercised for the purpose of calculating this percentage.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 18, 1994 with respect to each person who is known by the management of Itel to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

                                                               AMOUNT AND
                                                               NATURE OF              PERCENT
   TITLE                       NAME AND ADDRESS OF             BENEFICIAL              OF
  OF CLASS                      BENEFICIAL OWNER               OWNERSHIP              CLASS
- ------------        -----------------------------------------  ----------             -----
  Common            Riverside Partners                          5,940,817(1)           25.8%(6)
                    SZRL Investments                            2,507,219(1)
                    Equity Holdings                               100,000(1)
                    Robert H. and
                    B. Ann Lurie Trust                              5,000(1)
                    Sheli Z. Rosenberg                             32,641(1)
                    Two North Riverside Plaza
                    Suite 600
                    Chicago, Illinois 60606

  Common            TIG Partners, L.P.                          3,000,000(2)            9.0%
                    200 West Madison Street
                    Suite 3800
                    Chicago, Illinois 60606

  Common            The Equitable Companies Incorporated        3,162,027(3)            9.5%
                    787 Seventh Avenue
                    New York, New York 10019

  Common            Dietche & Field Advisers, Inc.              4,101,000(4)           12.3%
                    437 Madison Avenue
                    New York, New York 10022

  Common            FMR Corp.                                   4,300,237(5)           12.9%
                    82 Devonshire Street
                    Boston, Mass. 02109

- ---------------
(1) Riverside Partners, SZRL Investments and Equity Holdings are partnerships, the general partners or managing general partners of which are the Samuel Zell Revocable Trust and the Robert H. and B. Ann Lurie Trust. Samuel Zell is the beneficiary and trustee of the Samuel Zell Revocable Trust. Mrs. Lurie is the beneficiary and Mmes. Lurie and Rosenberg are the co-trustees of the Robert H. and B. Ann Lurie Trust. As a result, Mr. Zell and Mmes. Lurie and Rosenberg may be deemed to be the beneficial owners of the shares of Common Stock held by Riverside Partners, SZRL Investments and Equity Holdings. Mr. Zell and Mmes. Lurie and Rosenberg disclaim beneficial ownership of the stock owned by Riverside Partners, SZRL Investments and Equity Holdings and Mrs. Rosenberg disclaims beneficial ownership of the Common Stock held by the Robert H. and B. Ann Lurie Trust. The amounts shown include 5,000 shares obtainable within 60 days of the date of this table by the exercise of options. Substantially all of the shares owned by Riverside Partners, SZRL Investments and Equity Holdings are pledged to various financial institutions as collateral for loans to these entities. Under the various loan agreements, the pledgees cannot vote or exercise any ownership rights relating to the pledged shares of warrants unless there is an event of default.

(2) The general partner of TIG Partners, L.P. is PDA Corp. All of the issued and outstanding capital stock of PDA Corp. is owned by Nicholas J. Pritzker.

(3) According to a Schedule 13G filed by The Equitable Companies Incorporated ("Equitable"), on behalf of its subsidiaries and Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and Uni Europe Assurance Mutuelle, and AXA, all French companies directly or indirectly owning stock of Equitable, Equitable and its subsidiaries (each of which makes independent voting and investment decisions) may be deemed, as of December 31, 1993, to have sole voting power for 2,889,677 shares, shared voting power for 268,400 shares, sole investment power for 3,161,877 shares and shared investment power for 150 shares.

(4) According to a Schedule 13G, dated March 14, 1994, Dietche & Field Advisors, Inc. has only sole voting power for these shares.

(5) According to a Schedule 13G dated February 11, 1994, FMR Corp. has sole voting power for 43,100 shares and sole investment power for 4,300,237 shares.

(6) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and affiliates or associates of Samuel Zell, chairman and director, and Sheli Rosenberg, director, see "Compensation Committee Interlocks and Insider Participation."

     For a description of transactions between the Company and Mr. Pigott, a director, see "Compensation of Directors."

     Mr. Knox, Senior Vice President, General Counsel and Secretary of Itel, is a partner in the law firm of Mayer, Brown & Platt. The Company has retained and intends to continue to retain Mayer, Brown & Platt to perform certain legal services for the Company. Amounts paid in 1993 for these services were $1,080,000.

     For a description of the ownership of shares of Santa Fe Energy Resources, Inc. by the Company and a partnership in which certain directors and officers of the Company have an interest, see the Note to "Election of Directors."

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young as independent auditors of Itel for 1994. Ernst & Young (and predecessor firm) have audited Itel's financial statements since 1980. Representatives of Ernst & Young, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by Itel at its principal offices by December 2, 1994 in order to be considered for inclusion in Itel's Proxy Statement and Proxy relating to the 1995 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 1, 1994

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [SIG]

                                          JAMES E. KNOX, Secretary

- --------------------------------------------------------------------------------

                      PROXY SOLICITED BY AND ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                                ITEL CORPORATION

         The undersigned hereby appoints Rod F. Dammeyer, John P. McNicholas and James E. Knox and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of ITEL Corporation to be held at 10:00 A.M., Central time, May 5, 1994, at 20 N. Wacker Drive, 39th Floor, Chicago, Illinois, and at any adjournments thereof, all of the shares of Common Stock of ITEL Corporation in the name of the undersigned on the record date.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

            PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.
- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                              FOLD AND DETACH HERE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES".

            ---------------   -----------------------   PLEASE MARK YOUR CHOICE LIKE     PLEASE CHECK BOX IF YOU
            ACCOUNT NUMBER    SHARES OF COMMON STOCK    THIS IN BLUE OR BLACK INK        INTEND TO BE PRESENT AT MEETING

        1. Election of the following nominees as Directors: Bernard F. Brennan, Rod F. Dammeyer, F. Philip Handy, Harold Haynes,
        Jerome Jacobson, Melvyn N. Klein, John R. Petty, John A. Pigott, Sheli Z. Rosenberg and Samuel Zell.

         FOR                                                   WITHHOLD FOR THE FOLLOWING ONLY:
         ALL           WITHHOLD     (INSTRUCTION: WRITE THE NAME OF THE NOMINEE(S) FROM WHOM YOU ARE WITHHOLDING YOUR VOTE
         NOMINEES      AUTHORITY                                        IN THIS SPACE.)
           O             O
                                    ---------------------------------------------------------------------------------------

        2. In their discretion, such other matters as properly may come before the meeting or at any adjournment(s) thereof.


                                          Dated

                                          -------------------------------

                                            (Signature of Stockholder)

                                          -------------------------------
                                          (Signature if held jointly)

                                          IMPORTANT: Please date this
                                          proxy and sign exactly as your
                                          name appears hereon. If stock
                                          is held jointly, both holders
                                          should sign. Executors,
                                          administrators, trustees
                                          guardians and others signing in
                                          a representative capacity
                                          should give full title. PLEASE
                                          MARK, SIGN, DATE, AND
                                          RETURN THIS PROXY CARD PROMPTLY
                                          USING THE ENCLOSED ENVELOPE.

- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                              FOLD AND DETACH HERE

                     YOUR VOTE IS IMPORTANT TO THE COMPANY

                      PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE
- --------------------------------------------------------------------------------

                                                                                                                       Please mark
                                                                                                                 /X/    your votes
                                                                                                                         as this

                ------------------------
                 SHARES OF COMMON STOCK

                                                                                                      FOR       AGAINST      ABSTAIN
1. Election of the following                                    2. In their discretion, such
   nominees as Directors:                                          other matters as properly         /  /       /  /         /  /
   Bernard F. Brennan, Rod          FOR         WITHHOLD           may come before the meeting
   F. Dammeyer, F. Philip        all nominees    AUTHORITY         or at any adjournment(s)
   Handy, Harold Haynes,                                           therefore.
   Jerome Jacobson, Melvyn           /  /           /  /
   N. Klein, John R, Petty,                                                     PLEASE CHECK BOX IF YOU
   John A. Pigott, Sheli Z.                                                INTEND TO BE PRESENT AT MEETING                  /  /
   Rosenberg and Samuel Zeli.
                                                                                COMMENT/ADDRESS CHANGE
                                                                            Please mark this box if you have
Withhold for the following only:                                           written comments/address change                 /  /
(Instruction: Write the name of the nominee(s) from                             on the reverse side.
whom you are withholding your vote in this space.)
                                                                    Dated:
                                                                           ----------------------------------------------   1994

                                                                           ---------------------------------------------------------
                                                                                    (Signature of Stockholder)

                                                                           ---------------------------------------------------------
                                                                                    (Signature if held jointly)

                                                                    IMPORTANT: Please date this proxy and sign exactly as your name appears hereon.  If stock is held jointly, both holders should sign.  Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title.
                                                                    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                                                                    USING THE ENCLOSED ENVELOPE.


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                     YOUR VOTE IS IMPORTANT TO THE COMPANY







                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THE SHEET
            AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE












                     PROXY SOLICITED BY AND ON BEHALF OF
                          THE BOARD OF DIRECTORS OF
                               ITEL CORPORATION


The undersigned hereby appoints Rod F. Dammeyer, John P. McNicholas and James
E. Knox and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of ITEL Corporation to be held at 10:00 A.M., Central time, May 5, 1994, at 20 N. Wacker Drive, 39th Floor, Chicago, Illnois, and at any adjournments thereof, all of the shares of Common Stock of ITEL Corporation in the name of the undersigned on the record date.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

           PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.



COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE





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